    As filed with the Securities and Exchange Commission on March 30, 2001
                                                Registration No. 333-_______
  ===========================================================================

                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549

                                   FORM S-8

                         REGISTRATION STATEMENT UNDER

                          THE SECURITIES ACT OF 1933

                      AMERICAN SUPERCONDUCTOR CORPORATION

            (Exact Name of Registrant as Specified in Its Charter)

              DELAWARE                                    04-2959321
    (State or Other Jurisdiction of                   (I.R.S. Employer
    Incorporation or Organization)                  Identification Number)

        TWO TECHNOLOGY DRIVE,                                01581
     WESTBOROUGH, MASSACHUSETTS                           (Zip Code)
(Address of Principal Executive Offices)

                           1996 STOCK INCENTIVE PLAN

                        1997 DIRECTOR STOCK OPTION PLAN

                         NON-QUALIFIED OPTION PLAN FOR
                FORMER EMPLOYEES OF INTEGRATED ELECTRONICS, LLC

                                      and

                       2000 EMPLOYEE STOCK PURCHASE PLAN
                           (Full Title of the Plans)

                           Patrick J. Rondeau, Esq.
                               Hale and Dorr LLP
                                60 State Street
                          Boston, Massachusetts 02109
                    (Name and Address of Agent for Service)

                                (617) 526-6000
         (Telephone Number, Including Area Code, of Agent for Service)

                        CALCULATION OF REGISTRATION FEE

===============================================================================

                                                  Proposed
                                                  Maximum            Proposed Maximum           Amount of
   Title of Securities      Amount to be     Offering Price Per      Aggregate Offering     Registration Fee
    to be Registered         Registered            Share                  Price

------------------------------------------------------------------------------------------------------------------------
     Common Stock,           2,711,000         $15.3125 (2)            $41,512,188 (2)           $10,378
     $0.01 par value         shares (1)
------------------------------------------------------------------------------------------------------------------------

================================================================================
(1) Consists of (i) 1,950,000 shares issuable under the 1996 Stock Incentive Plan, (ii) 400,000 shares issuable under the 1997 Director Stock Option Plan, (iii) 111,000 shares issuable under the Non-Qualified Option Plan for Former Employees of Integrated Electronics, LLC, and (iv) 250,000 shares issuable under the 2000 Employee Stock Purchase Plan.
(2) Estimated solely for the purpose of calculating the registration fee, and based on the average of the high and low prices of the Common Stock on the Nasdaq National Market on March 29, 2001, in accordance with Rules 457(c) and 457(h) under the Securities Act of 1933, as amended.

================================================================================

PART I.    INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

     The information required by Part I is included in documents sent or given to participants in the 1996 Stock Incentive Plan, 1997 Director Stock Option Plan, Non-Qualified Option Plan for Former Employees of Integrated Electronics, LLC, and 2000 Employee Stock Purchase Plan of American Superconductor Corporation (the "Registrant") pursuant to Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act").

        PART II.    INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

       Item 3.  Incorporation of Documents by Reference
                ---------------------------------------

       The Registrant is subject to the informational and reporting requirements of Sections 13(a), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). The following documents filed with the Commission are hereby incorporated by reference into this Registration Statement:

          (1) The Registrant's latest annual report filed pursuant to Section 13(a) or 15(d) of the Exchange Act, or the latest prospectus filed pursuant to Rule 424(b) under the Securities Act that contains audited financial statements for the Registrant's latest fiscal year for which such statements have been filed.

          (2) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the document referred to in (1) above.

          (3) The description of the common stock of the Registrant, $.01 par value per share (the "Common Stock"), contained in a registration statement filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

          All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all shares of Common Stock offered hereby have been sold or which deregisters all shares of Common Stock then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

       Item 4.  Description of Securities
                -------------------------

                Not applicable.


       Item 5.  Interests of Named Experts and Counsel
                --------------------------------------

                Not applicable.


       Item 6.  Indemnification of Directors and Officers
                -----------------------------------------

       Section 145 of the Delaware General Corporation Law provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against amounts paid and expenses incurred in connection with an action or proceeding to which he is or is threatened to be made a party by reason of such position, if such person shall have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal proceeding, if such person had no reasonable cause to believe his conduct was unlawful; provided that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the adjudicating court determines that such indemnification is proper under the circumstances.

       Article VI of the Registrant's By-laws provides that a director or officer of the Registrant (a) shall be indemnified by the Registrant against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement incurred in connection with any litigation or other legal proceeding (other than an action by or in the right of the Registrant) brought against him by virtue of his position as a director or officer of the Registrant if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Registrant, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful and (b) shall be indemnified by the Registrant against all expenses (including attorneys' fees) and amounts paid in settlement incurred in connection with any action by or in the right of the Registrant brought against him by virtue of his position as a director or officer of the Registrant if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Registrant, except that no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the Registrant, unless and only to the extent that the Court of Chancery of Delaware determines that, despite such adjudication but in view of all of the circumstances, he is entitled to indemnification of such expenses. Notwithstanding the foregoing, to the extent that a director or officer has been successful, on the merits or otherwise, including, without limitation, the dismissal of an action without prejudice, he is required to be indemnified by the Registrant against all expenses (including attorneys' fees) incurred in connection therewith. Expenses shall be advanced to a director or officer at his request, unless it is determined that he did not act in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Registrant, and, with respect to any criminal action or proceeding had reasonable cause to believe that his conduct was unlawful, provided that he undertakes to repay the amount advanced if it is ultimately determined that he is not entitled to indemnification for such expenses.

     As a condition precedent to the right of indemnification, the director or officer must give the Registrant notice of the action for which indemnity is sought and the Registrant has the right to participate in such action or assume the defense thereof.

     Article VI of the Registrant's By-laws also provides that the indemnification provided therein is not exclusive, and provides that Registrant may enter into agreements with officers, directors and other persons serving the Registrant providing for indemnification rights and procedures different from those set forth in the Registrant's By-laws.

     Article EIGHTH of the Registrant's Restated Certificate of Incorporation provides that no director of the Registrant shall be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that a director shall remain liable (i) for any breach of such director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for participation in a Board of Director's action authorizing an unlawful dividend or unlawful stock purchase or redemption under Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which such director derived an improper personal benefit.

       Item 7.  Exemption From Registration Claimed
                -----------------------------------

                Not applicable.

     Item 8.     Exhibits
                 --------

                 The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

     Item 9.     Undertakings.
                 ------------

                 1.  The Registrant hereby undertakes:

                 (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                 Statement:

                        (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                        (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                 provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                 (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                 2. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Westborough, Commonwealth of Massachusetts, on March 28, 2001.

                              AMERICAN SUPERCONDUCTOR CORPORATION


                              By: /s/ Gregory J. Yurek
                                  -------------------------------
                                  Gregory J. Yurek
                                  Chairman, President and
                                  Chief Executive Officer

                       SIGNATURES AND POWER OF ATTORNEY

     We, the undersigned officers and directors of American Superconductor Corporation, hereby severally constitute and appoint Gregory J. Yurek, Stanley
D. Piekos and Patrick J. Rondeau and each of them singly, our true and lawful attorneys with full power to any of them, and to each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all subsequent amendments to said Registration Statement, and generally to do all such things in our names and behalf in our capacities as officers and directors to enable American Superconductor Corporation to comply with all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

          Signature                          Title                            Date
          ---------                          -----                            ----

/s/ Gregory J. Yurek                 Chairman, President and              March 28, 2001
--------------------------           Chief Executive Officer
Gregory J. Yurek                  (Principal Executive Officer)

/s/ Stanley D. Piekos            Senior Vice President, Corporate         March 28, 2001
--------------------------         Development, Chief Financial
Stanley D. Piekos                     Officer, and Secretary
                                  (Principal Financial Officer)


/s/ Thomas M. Rosa                   Chief Accounting Officer,            March 28, 2001
-------------------------            Corporate Controller and
Thomas M. Rosa                          Assistant Secretary
                                  (Principal Accounting Officer)

/s/ Albert J. Baciocco, Jr.
-------------------------                   Director                      March 29, 2001
Albert J. Baciocco, Jr.

/s/ Frank Borman
-------------------------                   Director                      March 29, 2001
Frank Borman

/s/ Clayton Christensen
-------------------------                   Director                      March 30, 2001
Clayton Christensen

/s/ Peter O. Crisp
-------------------------                   Director                      March 29, 2001
Peter O. Crisp

/s/ Richard Drouin
-------------------------                   Director                      March 30, 2001
Richard Drouin



/s/ Gerard Menjon
-------------------------                  Director                      March 29, 2001
Gerard Menjon

/s/ Andrew G. C. Sage II
-------------------------                  Director                      March 29, 2001
Andrew G.C. Sage, II

/s/ John B. Vander Sande
-------------------------                  Director                      March 29, 2001
John B. Vander Sande

                                 EXHIBIT INDEX

EXHIBIT
NUMBER  DESCRIPTION
------  -----------

4.1* Restated Certificate of Incorporation of the Registrant, as amended to date.

4.2**    Amended and Restated By-laws of the Registrant.

5.1      Opinion of Hale and Dorr LLP.

23.1     Consent of PricewaterhouseCoopers LLP.

23.2     Consent of Hale and Dorr LLP (included in Exhibit 5.1 filed herewith).

24.1     Power of Attorney (See page II-6 of this Registration Statement).
__________
* Incorporated by reference to Exhibits to the Registrant's Registration Statement on Form S-3 (File No. 333-95261).

**   Incorporated by reference to Exhibits to the Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 2000, filed with the Securities and Exchange Commission on November 14, 2000.

                                       1